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





                    Bayonne Community Bank Ranks First Among
                    New Community Banks in Performance Review

          o Investment banking firm review puts Bayonne Community Bank first in key categories

          o Bayonne Community Bank a standout among recently formed New Jersey community banks

          o    Superiority cited in business growth and financial performance

Bayonne, N.J. (April 7, 2004) -- A study of public data found that Bayonne Community Bank surpassed its peer group in major performance areas including growth and profitability.

The study of comparable data in several categories was conducted by FinPro, Inc., a Liberty Corner, New Jersey, investment banking and management consulting firm specializing in providing advisory services to the financial services industry. FinPro, Inc. has acted as an advisor to BCB Bancorp, Inc. and Bayonne Community Bank.

The findings of the FinPro review highlight three conclusions:

     >> "Bayonne Community Bank's financial performance has far exceeded peer levels"

     >> "Bayonne Community Bank's growth within the City of Bayonne has been strong"

     >> "Bayonne Community Bank's stock price has substantially outperformed the relevant market indices"

The firm analyzed the performance of 12 other "de novo" community banks that began operations in New Jersey within one year of Bayonne Community Bank on the basis of growth, revenues and profitability. On the basis of growth, Bayonne Community Bank ranked first in total assets, first in loans (net), and second in total deposits. For the year ended in December 31, 2003, it ranked first in three major categories: interest income, net interest income and net income. Bayonne Community Bank also ranked first in return on average assets, return on average equity, and efficiency ratio, which are key measures of operational performance.

"We are extremely pleased with the results of FinPro's review," said Donald Mindiak, President and CEO of BCB Bancorp, Inc. "This data confirms and supports our market research that there is a need for personal service in banking and that there is a solid growth market for these services in the Bayonne community."

"When you combine a good market with an exceptional group of banking executives, you have a winning combination," said Mark Hogan, chairman of the Board of BCB Bancorp, Inc. "From the Board's perspective, two of the key measurements in which we gauge the effectiveness of our management team are the quality of the people they attract to manage our banking operations and their effectiveness in gaining market share. In three short years, Bayonne Community Bank has increased its share of the Bayonne deposit market from 5% to16%. It is a remarkable achievement, and we look forward to building on this success in serving our customers in Bayonne."

Bayonne Community Bank is a wholly-owned subsidiary of BCB Bancorp, Inc. (OTCBB:BCBP).

About FinPro

FinPro, Inc. was established in 1987 as an investment banking and management consulting firm specializing in providing advisory services to the financial services industry.

FinPro, Inc. has consented to having its findings summarized in this news release.


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